UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PASITHEA THERAPEUTICS CORP.

(Name of Registrant as Specified In Its Charter)

CONCORD IP2 LTD.

ELDERHILL CORPORATION

LEONITE CAPITAL LLC

LEONITE FUND I, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

CAMAC FUND, LP

DAVID DELANEY

AVI GELLER

ERIC SHAHINIAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

PASITHEA THERAPEUTICS CORP.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2022

PROXY STATEMENT

OF

CONCERNED STOCKHOLDERS

OF

PASITHEA THERAPEUTICS CORP.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED

WHITE PROXY CARD TODAY.

This proxy statement (this “Proxy Statement”) is dated [●], 2022, and is first being mailed to stockholders of Pasithea Therapeutics Corp., a Delaware corporation (“Pasithea”), along with the enclosed WHITE proxy card, on or about [●], 2022.

This Proxy Statement and the enclosed WHITE proxy card are being furnished by Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC, Concord IP2 Ltd., Elderhill Corporation, Leonite Capital LLC, Leonite Fund I, LP, David Delaney, Avi Geller and Eric Shahinian (collectively, the “Concerned Stockholders,” “we” or “our”) in connection with the solicitation of proxies from the holders of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Pasithea, for the Special Meeting of Stockholders of Pasithea scheduled to be held at [●], on [●], 2022, at [●] and at any adjournments, postponements or other delays thereof  (the “Special Meeting”).

Who we are: We believe that collectively we are the largest stockholder of Pasithea and own approximately 11.8 percent of Pasithea. Messrs. Delaney, Geller and Shahinian each have a track record of investing success, including in situations like those at Pasithea.

What we believe: In short, we believe that Pasithea’s Board of Directors (the “Board”) and management are not conducting business in a way that will benefit all stockholders.

As the largest stockholder of Pasithea, we are disturbed by Pasithea management’s alarming (negative) track record and believe that the Board has made decisions that are not in the best interests of stockholders. Despite our prior warnings to the Board about making value-destructive moves, in both written and verbal form, Pasithea ignored us and proceeded to immediately conduct a highly dilutive, related-party acquisition of a business that we believe was and is largely non-existent and worthless. We refer to this transaction as the “Dilutive, Related-Party Acquisition.” We believe that Pasithea is suffering from significant corporate governance lapses and chronic financial underperformance, and find it shocking that Pasithea’s leadership decided to pursue this transaction mere days after we had a discussion with management and expressed opposition to any major deployment of stockholders’ capital.

Why change is needed: We believe that the problems at Pasithea are systemic and are the result of directors who have abdicated their responsibility to create value for all stockholders. We believe that the sitting directors are more focused on entrenchment and enriching themselves than on advancing stockholders’ best interests.

What we can do: We have carefully considered this course of action and have thought about other alternatives to effect meaningful change. We raised our concerns to the Board and urged the Board to work cooperatively with us in support of the shared objective of improving stockholder value. Pasithea’s directors responded by further entrenching themselves and diluting you, the stockholders. We therefore believe that meaningful change at Pasithea requires an immediate reconstitution of the Board, which starts with removing Pasithea’s current directors so that they can no longer inflict harm on the stockholders. Once the current directors are removed, we intend to take all necessary action to reconstitute the Board with qualified directors who will be committed to improving Pasithea for the benefit of all stockholders.

At the Special Meeting, Pasithea’s stockholders will consider and act on the following proposals:

Proposal		Our Recommendation

1A.	To remove, without cause, Dr. Tiago Reis Marques as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).	FOR THE REMOVAL OF DR. REIS MARQUES

1B.	To remove, without cause, Alfred Novak as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).	FOR THE REMOVAL OF MR. NOVAK

1C.	To remove, without cause, Professor Lawrence Steinman as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).	FOR THE REMOVAL OF PROFESSOR STEINMAN

1D.	To remove, without cause, Simon Dumesnil as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).	FOR THE REMOVAL OF MR. DUMESNIL

1E.	To remove, without cause, Dr. Emer Leahy as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).	FOR THE REMOVAL OF DR. LEAHY

2.	To vote on a proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders.	FOR

3.	To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.	FOR

4.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting.	FOR

5.	To transact such other business as may properly come before the Special Meeting.

Detailed information concerning the Proposals is set forth under the caption “The Proposals.”

As of the date of this Proxy Statement, the Concerned Stockholders are the beneficial owners of 3,139,925 shares of Common Stock, representing approximately 11.8 percent of the shares of Common Stock outstanding. We intend to vote all shares of Common Stock that are beneficially owned by us in accordance with our recommendations as described above.

Pasithea has disclosed that it has set the close of business on [●], 2022 (the “Record Date”), as the record date for determining stockholders entitled to vote at the Special Meeting.

Pasithea has disclosed that as of the Record Date, there were [●] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters presented at the Special Meeting.

THE CONCERNED STOCKHOLDERS ARE CONDUCTING THE SOLICITATION AND ARE NOT ACTING ON BEHALF OF PASITHEA OR THE BOARD.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE BOARD BY AUTHORIZING A PROXY TO VOTE FOR EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

Do not return any proxy card that you may receive from Pasithea, even as a protest vote. If you have already submitted a proxy card, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

This Proxy Statement is dated [●], 2022, and is first being mailed to stockholders, along with the enclosed WHITE proxy card, on or about [●], 2022.

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED

WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

Your prompt action is important. We urge you to vote the enclosed WHITE proxy card TODAY. Your vote is important, no matter how many or how few shares of Common Stock you own. Please send in your WHITE proxy card today.

For additional information or assistance, please contact InvestorCom LLC (“InvestorCom”), the firm assisting us in our solicitation of proxies:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

-i-

ABOUT THE CONCERNED STOCKHOLDERS

We began investing in Pasithea in March 2022. Since that time, we believe we have collectively become Pasithea’s largest stockholder, with beneficial ownership of 3,139,925 shares of Common Stock, representing approximately 11.8 percent of the shares of Common Stock together. Our investment was motivated by our belief that Pasithea is materially undervalued and that stockholders have lost faith in the Board.

REASONS FOR THIS PROXY SOLICITATION

We believe that collectively we are the largest stockholder of Pasithea. We are deeply disturbed by what we see at Pasithea.

For example:

●	Management’s alarming track record: Management has overseen a massive decline in the value of your investment. The share price has declined 80 percent (from an initial public offering price of $5.00 per unit (representing one share of Common Stock and one warrant to acquire a share of Common Stock) to the current price of approximately $1.19 per share) in a period of less than nine months. The unit price (of one share and one warrant) has declined similarly in the same time frame. The shares of Common Stock now trade at less than [50]% of net cash—meaning that investors place a negative value on any business interests that management and the Board have created or overseen.

●	The Board and management are not aligned with stockholders: The Board members have paid themselves and the management team handsomely in relation to Pasithea’s size, in relation to their ownership interest in Pasithea and in light of Pasithea’s poor performance. Based on Pasithea’s own disclosures, in 2021, (1) Messrs. Steinman and Dumesnil and Dr. Leahy were paid $120,112, $107,195, and $107,195, respectively; (2) Dr. Marques was paid $671,891 plus a signing bonus of $100,000; and (3) Stanley M. Gloss, Pasithea’s former chief financial officer, was paid $412,165. The compensation listed above is equal to $1,518,558 in aggregate—a staggering 6.5 percent of Pasithea’s market capitalization of approximately $23 million. Furthermore, the Board has paid themselves more in the last year than the cumulative value of their investment in Pasithea. And what did stockholders receive in return for this windfall for the Board and management? A company that trades at a negative value to cash, a share price that has collapsed to approximately $1.19, and massive dilution from a related-party transaction.

●	Massive dilution: Pasithea issued 3.26 million shares of Common Stock—representing over 14 percent of the shares outstanding—in the Dilutive, Related-Party Acquisition. This transaction appears to be undertaken for entrenchment purposes, as it occurred soon after the filing of our Schedule 13D and our discussions with management. This transaction resulted in the issuance of a substantial bloc of shares to Mr. Steinman and one of his business partners. We believe that this transaction raises troubling questions about the motivations of the Board and management, and exposes that they are not acting in the best interests of stockholders.

We believe that change is not only long overdue, but required to ensure that the Board delivers on its fiduciary duties to properly hold management accountable and provide effective oversight of Pasithea while also pursuing opportunities to protect and enhance stockholder value.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

The following are some of the questions that you, as a stockholder of Pasithea, may have about this proxy solicitation and the answers to those questions. The following is not a substitute for the information contained in the remainder of this Proxy Statement. The information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this entire Proxy Statement (including any annexes hereto) carefully before deciding whether to grant a proxy.

Q:	Who is making this solicitation?

A:	Proxies are being solicited by Concerned Stockholders. We believe that collectively we are Pasithea’s largest stockholder, with beneficial ownership of 3,139,925 shares of Common Stock, representing approximately 11.8 percent of the shares of Common Stock outstanding.

Q:	What is being voted on at the Special Meeting?

A:	At the Special Meeting, Pasithea’s stockholders will consider and act upon the following matters:

	1A.	To remove, without cause, Dr. Tiago Reis Marques as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

	1B.	To remove, without cause, Alfred Novak as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

	1C.	To remove, without cause, Professor Lawrence Steinman as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

	1D.	To remove, without cause, Simon Dumesnil as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

	1E.	To remove, without cause, Dr. Emer Leahy as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

	2.	To vote on a proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders.

	3.	To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.

4.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting.

5.	To transact such other business as may properly come before the Special Meeting.

Q:	How do the Concerned Stockholders recommend that you vote?

A:	At the Special Meeting, we recommend that you vote:

	1A.	“FOR” the removal, without cause, of Dr. Tiego Reis Marques as a director of Pasithea.

	1B.	“FOR” the removal, without cause, of Alfred Novak as a director of Pasithea.

	1C.	“FOR” the removal, without cause, of Professor Lawrence Steinman as a director of Pasithea.

	1D.	“FOR” the removal, without cause, of Simon Dumesnil as a director of Pasithea.

	1E.	“FOR” the removal, without cause, of Dr. Emer Leahy as a director of Pasithea.

	2.	“FOR” the proposal related to the filling of vacancies on the Board that arise as the result of the removal of one or more directors by stockholders.

	3.	“FOR” the repeal of any provision or amendment to Pasithea’s bylaws adopted by the Board without the approval of stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.

	4.	“FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting.

We intend to vote our shares of Common Stock consistent with these recommendations.

Q:	Why are the Concerned Stockholders soliciting your vote?

A:	We believe that collectively we are the largest stockholder of Pasithea. We are disturbed by Pasithea management’s alarming (negative) track record and believe that the Board has made decisions that are not in the best interests of stockholders. Despite our prior warnings to the Board about making value-destructive moves, in both written and verbal form, Pasithea ignored us and proceeded to immediately conduct a highly dilutive, related-party acquisition of a business that we believe was and is largely non-existent and worthless. We believe that Pasithea is suffering from significant corporate governance lapses and chronic financial underperformance, and find it shocking that Pasithea’s leadership decided to pursue this transaction mere days after we had a discussion with management and expressed opposition to any major deployment of stockholders’ capital.

We believe that the problems at Pasithea are systemic and are the result of directors who have abdicated their responsibility to create value for all stockholders. We believe that the sitting directors are more focused on entrenchment and enriching themselves than on advancing stockholders’ best interests.

Additional information concerning the background of, and our reasons for, this proxy solicitation is set forth under the captions “Background of the Solicitation” and “Reasons for this Proxy Solicitation,” respectively.

Q:	Who can vote at the Special Meeting?

A:	If you are a record or beneficial owner of shares of Common Stock as of the close of business on the Record Date, then you have the right to vote at the Special Meeting.

Q:	What constitutes a quorum?

A:	Under Pasithea’s bylaws, the presence at the Special Meeting, in person or by proxy, of the holders of at least one third of all of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Shares of Common Stock held by a stockholder as of the Record Date are counted toward the quorum at the Special Meeting if such stockholder (1) is present in person at the Special Meeting or (2) has properly submitted a proxy as discussed below. Abstentions and broker non-votes will be counted at the Special Meeting toward the quorum requirement.

Q:	How many shares of Common Stock must be voted in favor of the removal of Pasithea’s current directors?

A:	Under Pasithea’s organizational documents, the removal of one or more directors from office requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote. Abstentions, if any, have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” this proposal. Based on the number of shares of Common Stock outstanding as of the Record Date, the holders of [●] shares of Common Stock must vote in favor in order for a director to be removed.

Q:	If directors are removed, how will the vacancies on the Board be filled?

A:	According to Pasithea’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), any vacancies on the Board that occur for any reason are to be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and cannot be filled by stockholders. However, under Section 223 of the General Corporation Law of the State of Delaware (the “DGCL”), if, at the time of filling any director vacancy, the Pasithea directors then in office constitute less than a majority of the total Board seats, then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the shares of Common Stock, summarily order an election to be held to fill any such vacancies or to replace the directors chosen by the directors then in office. In addition, under Section 223 of the DGCL, if at any time, by reason of death or resignation or other cause, Pasithea has no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering a director election. We are prepared to do everything necessary to ensure that Pasithea’s stockholders are able to choose their preferred directors. To that end, we nominated three independent, highly qualified directors for election to the Board: David Delaney, Avi Geller and Eric Shahinian.

Q:	How many shares of Common Stock must be voted in favor of the proposal to repeal unilateral amendments to Pasithea’s bylaws?

A:	Under Pasithea’s organizational documents, the proposal to repeal certain provisions or amendments to the bylaws requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock. Abstentions, if any, have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” this proposal. Based on the number of shares outstanding as of the Record Date, the holders of [●] shares of Common Stock must vote in favor of the proposal to repeal any unilateral amendments to the bylaws.

Q:	How many shares of Common Stock must be voted in favor of any proposal other than the removal of Pasithea’s current directors or the proposal to repeal unilateral amendments to Pasithea’s Bylaws?

A:	To our knowledge, with respect to any proposal other than the proposals to remove Pasithea’s current directors or the proposal to repeal unilateral amendments to the bylaws, such proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock entitled to vote on, and which are voted for, against or expressly abstained with respect to, the proposal. Abstentions, if any, will count as votes cast and will have the effect of a vote “AGAINST” such proposal. Broker non-votes, if any, will not count as votes cast and will have no effect.

Q:	What should I do to vote at the Special Meeting?

A:	If you hold your shares of Common Stock on the books and records of Pasithea in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. The WHITE proxy card may also permit you to vote by telephone or over the Internet; if this is possible, instructions will be found on the WHITE proxy card.

If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to vote your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions on the enclosed WHITE voting instruction form to provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE voting instruction form.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Special Meeting, we encourage you to vote the enclosed WHITE proxy card TODAY so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Special Meeting in person, we recommend that you sign, date and return a WHITE proxy card so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How do proxies work?

A:	Giving the Concerned Stockholders your proxy means that you authorize the individuals designated by the Concerned Stockholders (known as “proxy holders”) to vote your shares of Common Stock at the Special Meeting according to the directions that you provide. Whether or not you are able to attend the Special Meeting, we urge you to vote the enclosed WHITE proxy card TODAY. If you specify a choice with respect to any item by marking the appropriate box on the WHITE proxy card, the shares of Common Stock to which that proxy card relates will be voted in accordance with that specification. If no specification is made, the shares of Common Stock will be voted in accordance with our recommendation described in this Proxy Statement and in the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting.

Q:	What is the deadline for submitting proxies?

A:	Proxies can be submitted until the polls are closed at the Special Meeting. However, to be sure that we receive your proxy in time to utilize it, please provide your proxy as early as possible.

Q:	May I change my vote?

A:	Yes. Even after you have submitted your proxy, you may change your vote at any time by returning a later dated proxy card or voting at the Special Meeting by ballot. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

Q:	What should I do if I receive a proxy card from Pasithea?

A:	We urge you to discard any proxy card that you receive from Pasithea. If you submit a WHITE proxy card, do not sign or return a proxy card solicited by Pasithea or follow any voting instructions provided by Pasithea unless you want to change your vote. Only your latest signed and dated proxy card will count.

Q:	Whom should I contact if I have any questions about the Concerned Stockholders’ solicitation?

A:	Please call or write InvestorCom, the firm assisting us in our solicitation, at:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own.

WE RECOMMEND THAT YOU VOTE FOR ALL OF THE PROPOSALS.

Please vote each and every WHITE proxy card and WHITE voting instruction form that you receive, as each account must be voted separately.

BACKGROUND OF THE SOLICITATION

We began investing in Pasithea in March 2022. Since that time, we believe that collectively we have become Pasithea’s largest stockholder, with beneficial ownership of 3,139,925 shares of Common Stock, which represents approximately 11.8 percent of the shares of Common Stock. Our investment was motivated by our belief that Pasithea is materially undervalued and that stockholders have lost faith in the Board. Unless otherwise noted, the share percentages given as of prior to the Dilutive, Related-Party Acquisition have not been retroactively adjusted to give effect to the dilution as a result of the Dilutive, Related-Party Acquisition.

On June 1, 2022, we filed a Schedule 13D disclosing ownership of approximately six percent of the shares of Common Stock. We also sent a letter to the Board, which is reprinted below.

Attn:	Board of Directors
Pasithea Therapeutics Corp.
111 Lincoln Road, Suite 500
Miami Beach, FL 33139

Ladies and Gentlemen:

By way of background, Concord, Leonite and Camac (the “Group”) are investment funds that have substantial experience investing in and effecting positive change in small public companies. The Group owns approximately 6% of the outstanding shares of Pasithea Therapeutics Corp. (“Pasithea” or the “Company”) and to our knowledge represents the single largest shareholding body.

As you will note, we are sending this letter in conjunction with our 13D, dated June 1, 2022, filed with the Securities and Exchange Commission for our shareholding in the Company. We believe that the Company is materially undervalued and that the shareholders have lost faith in the Company’s board of directors (the “Board”). We note that the following has occurred under the Board’s watch:

●	The share price has declined 83% (from an IPO price of $5.00 per share to the current price of $0.86 per share) in a period of less than 8 months. The unit price (of one share and one warrant) has declined similarly in the same time frame.[i]

●	The Company reported cash and cash equivalents of $50,321,206 as of the most recent Quarterly Report. The current share price represents a staggering 61% discount to the Company’s cash per share.

●	The Board has paid themselves more in the last year than the cumulative value of their shareholdings.ii

We believe that substantial and immediate change is required to prevent further value destruction. To that end, we believe that the Board should be significantly reconstituted with proven directors that have relevant skill sets, fresh perspectives, and public company board experience. We urge you to work with us in support of the shared objective of improving stockholder value for the benefit of all the shareholders.

We sincerely hope that it will not be necessary, but we are prepared to take our case for change directly to the Company’s shareholders. As such, we strongly caution you against taking actions that might serve to disenfranchise shareholders—the true owners of the Company—or further destroy value in any way.

With this in mind, we advise that you:

●	Take no action to amend the bylaws of the Company.
●	Halt all major capital allocation decisions and all material contracts representing over 1% of the company’s assets.
●	Refrain from initiating or modifying the employment contracts of any personnel or board member.

We appreciate your prompt cooperation, and we remain available to speak at your convenience.

Sincerely,

/s/ David Delaney
David Delaney
President
Concord Investment Partners Ltd.

/s/ Avi Geller
Avi Geller
Chief Investment Officer
Leonite Capital LLC

/s/ Eric Shahinian
Eric Shahinian
Managing Member of the GP
Camac Partners, LLC

i Based on the closing price for the stock of $0.86, and for the warrant of $0.11 on Tuesday May 31, 2022, and an original unit price of $5.00 based on the IPO price, consisting of $4.99 for the share and $0.01 for the warrant.

ii Based on the Definitive Proxy Statement dated May 13, 2022, Pages 17, 18, 12, 13. In 2021, Professor Lawrence Steinman, Simon Dumesnil and Dr. Emer Leahy were paid $120,112, $107,195, and $107,195, respectively. In 2021, Tiago Reis Marques was paid $671,891 plus a signing bonus of $100,000 payable after January 1, 2022. In 2021, Stanley M. Gloss was paid $412,165. The compensation listed above is equal to $1,518,558 in aggregate. As of May 3, 2022, the Board of Director’s cumulative shareholdings were 1,500,000 shares with a value of $1,260,000 based on the closing prices on May 27, 2022.

With respect to footnote ii in the preceding letter, the Concerned Stockholders note that in 2021, Dr. Marques was paid $243,750 in salary and received stock and option awards with a combined value of $428,141 (which value is as of the grant date and calculated in accordance with appliable rules of the Securities and Exchange Commission (the “SEC”)). Mr. Gloss, Pasithea’s former chief financial officer, was paid $67,500 in salary and received stock and option award with a combined value of $344,665 (which value is as of the grant date and calculated in accordance with appliable rules of the SEC).

On June 8, 2022, we spoke with Dr. Marques about our concerns with Pasithea’s strategic direction, the need for Pasithea to conserve cash, and our belief that change was needed to preserve Pasithea’s value for its stockholders. We also asked that Pasithea refrain from pursuing major capital allocation decisions.

On June 16, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 6.8 percent of Pasithea.

On June 17, 2022, we spoke again with Dr. Marques about our concerns with Pasithea.

On June 22, 2022, Pasithea announced that it had entered into and consummated the Dilutive, Related-Party Acquisition with an entity in which Lawrence Steinman—Pasithea’s Executive Chairman and Co-Founder—was a substantial stockholder. The acquisition was done at a glaring discount to net cash. The acquisition severely disenfranchised existing shareholders through Pasithea’s issuance of 3.26 million shares of Common Stock (over 14 percent of the shares outstanding prior to the Dilutive, Related-Party Acquisition) and one million warrants to Mr. Steinman and his business partner.

On June 23, 2022, we issued a press release regarding our concerns with the Dilutive, Related-Party Acquisition. The text of that press release is reprinted below.

Investor Group Comments on Pasithea
Therapeutics’ Seemingly Defensive and Dilutive
Related-Party Acquisition of Alpha-5

Intends to WITHHOLD on All of Pasithea’s Sitting Directors at the Upcoming Annual Meeting of Stockholders

Plans to Call a Special Meeting to Remove and Replace Pasithea’s Board of Directors, Which is Accountable for Misalignment, Poor Governance and Rapid Value Destruction

NEW YORK—BUSINESS WIRE—Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are the largest stockholder of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the following statement regarding the Company’s dilutive and reactionary acquisition of Alpha-5 integrin, LLC (“Alpha-5”):

“Given our group’s status as Pasithea’s largest stockholder and our prior warnings to the Board of Directors about making value-destructive moves, we are alarmed that the Company ignored our concerns and proceeded with the highly dilutive, related-party acquisition of Alpha-5. Pasithea has already been suffering from significant corporate governance lapses and chronic financial underperformance, including seeing a 79% stock price decline since its September 2021 initial public offering and sustaining a more than 60% trading price discount relative to cash on hand.1 We find it shocking that the Company’s leadership has now decided to pursue this transaction less than a month after we requested a discussion and indicated opposition to any major deployment of stockholders’ capital.

It is clear to us that the sitting directors are more focused on entrenchment than on advancing stockholders’ best interests. The issuance of stock at $1.15 per share and warrants at $1.88 per share – respectively representing significant discounts to the Company’s cash per share – in a related-party transaction is an egregious example of the directors’ indifference to, and disregard for, stockholders. We intend to investigate all aspects of this very troubling transaction, including for any breaches of fiduciary duty by the Board of Directors. We also question why a transaction in which a Pasithea director had a financial interest was not presented to stockholders for approval.

We will use all available means to hold the incumbents accountable for their poor decisions and consistent disregard for stockholders, who are the true owners of Pasithea. In that spirit, we want our fellow stockholders to be aware we intend to WITHHOLD on the election of all of the sitting directors at Pasithea’s upcoming annual meeting of stockholders. In addition, we intend to convene a special meeting of stockholders at the earliest possible opportunity to remove and replace all of the sitting directors.

1 Based on the Company’s IPO unit price of $5.00 per share and its closing price of $1.01 on June 21, 2022.

On June 27, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 9.3 percent of Pasithea, which percentage was not adjusted to reflect the dilutive effect of the Dilutive, Related-Party Acquisition.

On July 1, 2022 we commenced the process to call the Special Meeting in order to bring needed improvements to Pasithea. We also filed a related amendment to our Schedule 13D.

On July 14, 2022, we filed our definitive solicitation statement on Schedule 14A to call the Special Meeting.

On July 26, 2022, we filed a presentation titled “A Plan to Restore Value to Pasithea Therapeutics,” which details the reasons why change at the Board and management level are necessary, as well as our plan for returning value to all Pasithea’s stockholders.

On July 28, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 9.1 percent of Pasithea.

On July 28, 2022, we submitted a nomination notice (the “Nomination Notice”) to Pasithea nominating three individuals—David Delaney, Avi Geller and Eric Shahinian—for election to the Board (such individuals, the “Nominees”). We also filed an amendment to our Schedule 13D disclosing our submission of the Nomination Notice.

On August 5, 2022, we issued a press release regarding our solicitation for support to call the Special Meeting. The text of the press release is reprinted below.

Investor Group Urges Stockholders of Pasithea Therapeutics Corp. to Call Special Meeting

Immediate Action is Required to Prevent Further Value Destruction and Self-Dealing at Pasithea

Urges Stockholders to Promptly Call a Special Meeting by Returning the WHITE Card Today

NEW YORK AND TORONTO — August 5, 2022 — BUSINESS WIRE — Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are one of the largest stockholders of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the following open letter to their fellow stockholders:

August 5, 2022

Dear Pasithea Stockholders,

We are soliciting your support to call a Special Meeting of Stockholders to remove the incumbent Board of Directors (the “Board”), a board that has overseen a massive destruction in the value of your investment. Our reason is simple: we have lost all confidence in the directors’ ability to be effective and prudent stewards of our capital.

The incumbent directors have asked you to support them despite doing their best to disenfranchise stockholders through dilutive, non-arm’s length acquisitions and insider share issuances that have only served to benefit themselves - at the direct expense of all other stockholders. They oversaw a share price decline of more than 80% and then – once our group emerged to advocate for stockholder interests – they proceeded to disenfranchise all stockholders by issuing new shares that could represent nearly 20% of the Company to the Board’s chairman and his business associate in a highly speculative transaction.1 To make matters worse, the transaction was done at a 47.5% discount to net cash per share, effectively giving away your cash to the Company’s insiders.2

Consider the following additional facts:

●	Since its initial public offering (“IPO”) to the day directly preceding our first public letter to Pasithea’s Board, the Company’s stock has fallen from an IPO price of $5.00 (for a unit composed of a share of stock and a warrant) to just $0.86 per share. This equates to a loss of 83% in a period of less than a year. Management has miscommunicated this by pointing to recent share price appreciation, which has only occurred as the result of our public involvement and advocacy.
●	While you have paid market prices for your shares, the incumbent directors issued themselves the vast majority of their shares at a fraction of a penny less than a year prior to going public. The remainder they issued to themselves through option grants and dilutive related-party transactions.[3] Pasithea’s directors do not have skin in the game.
●	The Board has compensated itself more in the last year than the cumulative value of its directors’ investment in the Company. The incumbent directors are more interested in preserving their lucrative positions at Pasithea than in creating value for stockholders.

1 Based on 3.26 million shares and 1 million warrants at $1.88 per share issued in the Alpha-5 Integrin, LLC transaction to Paul B. Manning and Lawrence Steinman and/or entities they control, and 23,008,371 shares outstanding prior to the transaction as per the 10-Q filed on 05/16/2022.

2 Based on net cash of $50,321,206, shares outstanding of 23,008,371, both per the 10-Q filed on 05/16/2022. Share consideration for the Alpha-5 Integrin, LLC transaction done at $1.15 per share as per the 8-K filed on 06/22/2022 and does not include the 1 million warrants issued at $1.88, which makes the transaction even more dilutive.

3 “From inception, May 12, 2020 through December 31, 2020, the Company issued 7,300,000 shares of common stock at a price of $0.0001 per share and 156,250 shares of common stock at a price of $0.08 per share for total cash of approximately of $261,739, which is net of share issuance costs of $2,861.” S-1, filed Pursuant to Rule 424(b)(4), on 09/16/2021. Page F-11 (Note 5 – Stockholders’ Equity).

We urge you to ask yourselves:

Is this the type of behavior that you would expect to see from a steward of your capital?

Is this a Board of Directors that is likely to change the way in which it treats the Company’s stockholders?

Given the way that the Board has behaved historically, is this a team that is likely to put your interests and your capital on an equal playing field with its own?

We believe that the answers to these questions are self-evident. This is not how a board of directors should treat its stockholders.

SUPPORT US IN IMPROVING PASITHEA FOR THE BENEFIT OF ALL STOCKHOLDERS.

RETURN THE WHITE SPECIAL MEETING REQUEST CARD TODAY.

Sincerely,

David Delaney	Avi Geller	Eric Shahinian
Concord IP2 Ltd.	Leonite Capital LLC	Camac Capital LLC

On August 11, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 10.2 percent of Pasithea.

On August 24, 2021, we issued a press release regarding our solicitation for support to call the Special Meeting. The text of the press release is reprinted below.

Investor Group Urges Stockholders of Pasithea Therapeutics to Vote to Call Special Meeting

—Near Threshold Required, Every Vote Matters—

NEW YORK AND TORONTO — BUSINESS WIRE — Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are one of the largest stockholders of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the following letter to their fellow stockholders:

August 24, 2022

Dear Pasithea Stockholders,

As you know, we are seeking to call a Special Meeting of Stockholders at Pasithea for a simple reason: we have lost all confidence in the incumbent Board of Directors to be effective and prudent stewards of our capital. Each of us are substantial investors in Pasithea, and we don’t want to see that investment squandered by directors who are more interested in taking care of themselves and their hand-picked allies than stockholders.

We have been pleased with the high degree of investor engagement and support we have received thus far, such that we are close to the threshold needed to call the special meeting. But EVERY VOTE COUNTS. If you have not returned your proxy card in support of our efforts, please do so immediately, either by reaching us directly or through InvestorCom, whose contact information is below. Thank you!

On September 1, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 11.4 percent of Pasithea.

On September 2, 2022, we provided the required information to Pasithea in order to request the call of the Special Meeting. Included with this information were written requests for the Special Meeting from the holders of at least 25 percent of all shares of Common Stock entitled to vote at the Special Meeting.

On September 6, 2022, we filed an amendment to our Schedule 13D to report our ownership of approximately 11.7 percent of Pasithea and the submission of the required information to request the call of the Special Meeting.

Also on September 6, 2022, we issued a press release regarding our request to call the Special Meeting. The text of the press release is reprinted below.

Investor Group Successful in Request to Call Special Meeting of Stockholders of Pasithea Therapeutics

Believes Removing All Incumbent Directors Will Position Pasithea to Enhance Corporate Governance, Improve Capital Allocation and Deliver Long Term Value

Thanks Fellow Stockholders for Their Support

NEW YORK AND TORONTO — Sept. [6], 2022 — BUSINESS WIRE — Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are one of the largest stockholders of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today announced that the Investor Group has received sufficient support from its fellow stockholders to request the call of a Special Meeting of Stockholders (the “Special Meeting”). Accordingly, the Investor Group has formally commenced the process of calling the Special Meeting and issued the following statement:

“We are very pleased that our fellow stockholders agree that change is needed at Pasithea and support our call for the Special Meeting. We firmly believe that removing all sitting directors will position Pasithea to enhance its corporate governance, improve capital allocation and unlock significant value for all stockholders. We expect Pasithea to move expeditiously to call the Special Meeting, as required by its organizational documents, and not to use any delay tactics to try to prevent stockholders’ voices from being heard.”

At the Special Meeting, the Investor Group plans to seek the removal of all of Pasithea’s sitting directors. Delaware law provides a clear mechanism whereby stockholders can petition the Delaware Court of Chancery to hold an election if all directors are removed or if the remaining directors constitute less than a majority of the total directorships. If necessary, the Investor Group is prepared to make such a petition.

On September 20, 2022, Pasithea disclosed that Dr. Yassine Bendiabdallah resigned from the Board. In another shocking disregard for stockholder rights, the Board unilaterally appointed Alfred J. Novak to fill the vacancy on the Board recreated by Dr. Bendiabdallah’s resignation. This action was taken without any input from stockholders. Mr. Novak has been hand-picked by the same entrenched directors who are focused on their personal interests and not on what is best for stockholders.

Since our submission to Pasithea of the required information to request the call of the Special Meeting, we have responded to certain questions from Pasithea and provided additional documentary evidence that the Special Meeting has been validly requested.

On [●], 2022, the Concerned Stockholders filed this Proxy Statement.

Since investing in Pasithea, we have made two books and records demands to receive additional information regarding Pasithea and investigate potential wrongdoing by the Board.

PROPOSALS 1A-1E—REMOVAL OF ALL EXISTING DIRECTORS

The Board is currently composed of five directors. We are seeking your support at the Special Meeting to remove, without cause, Dr. Tiago Reis Marques, Alfred Novak, Professor Lawrence Steinman, Simon Dumesnil and Dr. Emer Leahy as directors of Pasithea.

Proposals 1A-1E provide for the adoption of the following resolutions:

1A.	RESOLVED, that Dr. Tiago Reis Marques (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective), be and hereby is removed, without cause, from the Board.

1B.	RESOLVED, that Alfred Novak (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective), be and hereby is removed, without cause, from the Board.

1C.	RESOLVED, that Professor Lawrence Steinman (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective), be and hereby is removed, without cause, from the Board.

1D.	RESOLVED, that Simon Dumesnil (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective), be and hereby is removed from the Board.

1E.	RESOLVED, that Dr. Emer Leahy (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective), be and hereby is removed from the Board.

The Concerned Stockholders believe that the Board is not appropriately focused on acting in the best interests of stockholders and that Pasithea’s value and corporate governance will continue to deteriorate under the leadership of the current Board. The most effective manner to bring about change and protect the interests of stockholders is through the immediate removal of the current directors.

According to Pasithea’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), any vacancies on the Board that occur for any reason are to be filled exclusively by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and cannot be filled by stockholders. However, under Section 223 of the General Corporation Law of the State of Delaware (the “DGCL”), if, at the time of filling any director vacancy, the Pasithea directors then in office constitute less than a majority of the total Board seats, then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the shares of Common Stock, summarily order an election to be held to fill any such vacancies or to replace the directors chosen by the directors then in office. In addition, under Section 223 of the DGCL, if at any time, by reason of death or resignation or other cause, Pasithea has no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the Bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering a director election. We are prepared to do everything necessary to ensure that Pasithea’s stockholders are able to choose their preferred directors. To that end, we nominated three independent, highly qualified directors for election to the Board: David Delaney, Avi Geller and Eric Shahinian.

If there are vacancies on the Board as a result of the stockholders’ approval of some but not all of Proposals 1A-1E, and if the remaining Board members take the appropriate and necessary actions to afford stockholders the right to fill such vacancies, then we intend to solicit proxies to elect the Nominees to the Board. If any remaining directors refuse to afford stockholders the right to fill vacancies resulting from the stockholders’ approval of some but not all of Proposals 1A-1E, and if such remaining directors constitute less than a majority of the total directorships on the Board, then we intend to petition the Delaware Court of Chancery to hold an election to fill the vacancies. Likewise, if the stockholders approve each of Proposals 1A-1E, thereby removing all of the directors currently in office, then we intend to petition the Delaware Court of Chancery to hold an election to fill all of the Board seats. In either scenario, if the Delaware Court of Chancery grants our petition to order an election, we intend to solicit proxies to elect the Nominees to the Board, and may nominate additional nominees to fill any remaining vacancies on the Board.

We recommend that you vote “FOR” each of Proposals 1A-1E. We intend to vote our shares of Common Stock “FOR” each of Proposals 1A-4E.

PROPOSAL 2—FILLING OF VACANCIES ON THE BOARD

Proposal 2 is a proposal related to the filing of vacancies on the Board that arise as a result of the removal of one or more directors. The Concerned Stockholders believe that good corporate governance is a foundational aspect of every public company. Part of good governance is the ability of stockholders to choose their representatives on the company’s board of directors. But Pasithea places a significant limit on the rights of stockholders to choose their preferred directors because its organizational documents do not allow stockholders to fill vacancies on the Board, including those that occur as the result of a removal of one or more directors. This is a shocking provision that is directly contrary to good governance and an effective stockholder franchise. At the Special Meeting, the Concerned Stockholders intend to submit the following proposal for approval:

RESOLVED, that the stockholders of Pasithea urge, in the strongest possible manner, the Board to take all necessary steps to allow stockholders to fill any vacancies on the Board created by the removal of one or more directors (including, if necessary or appropriate, holding a special meeting of stockholders for the purpose of allowing stockholders to vote to fill such vacancies).

The Concerned Stockholders believe that the approval of Proposal 2 will send a clear message to the Board that stockholders will not tolerate the Board hand-picking its successors. Although this proposal is not binding on the Board, its approval may help to ensure that the Board listens to stockholders.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

PROPOSAL 3—REVERSE ANY UNILATERAL BYLAW AMENDMENTS

Proposal 3 is a resolution to repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of Pasithea’s stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.

As of the date of this Proxy Statement, the Concerned Stockholders are not aware of any decision by the Board to adopt, amend or repeal any provision of the bylaws since April 13, 2021, but it is possible that, following the date of this Proxy Statement and prior to the adoption of this resolution, such an amendment could be adopted by the Board or become effective. Such an amendment could negatively impact the ability of the Concerned Stockholders to solicit or obtain proxies from stockholders or otherwise adversely affect the ability of stockholders to vote on the Proposals.

For these reasons, we intend to present the following resolution for a vote of Pasithea’s stockholders at the Special Meeting:

RESOLVED, that each provision or amendment of the bylaws of Pasithea Therapeutics Corp. adopted by the Board of Directors without the approval of the stockholders after April 13, 2021 and prior to the approval of this resolution is repealed, effective as of the time that this resolution is approved by the stockholders.

Although adoption of Proposal 3 could have the effect of repealing previously undisclosed amendments to the Bylaws without considering the beneficial nature, if any, of such amendments to the stockholders, it would not repeal any such amendments that were approved by stockholders. The repeal of any Bylaws pursuant to Proposal 3 could have the effect of reversing amendments to the Bylaws implemented by the Board that are aligned with stockholder interests.

The Concerned Stockholders believe that Proposal 3 will enhance the accountability of the Board by repealing all recent amendments to the Bylaws that were adopted without stockholder approval.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

PROPOSAL 4—ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting at the time of the Special Meeting. If stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of any of the proposals set forth in this Proxy Statement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of any of the proposals set forth in this Proxy Statement, we could adjourn the Special Meeting without a vote on such proposals and seek to convince the holders of those shares to change their votes to votes in favor of adoption of such proposals. Additionally, we may seek stockholder approval to adjourn the Special Meeting to another place, date, or time if a quorum is not present.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

VOTING AND PROXY PROCEDURES

Securities Entitled to Vote

Based on information publicly disclosed by Pasithea, the shares of Common Stock constitute the only class of outstanding voting securities of Pasithea. Accordingly, only holders of shares of Common Stock as of the close of business on the Record Date are entitled to vote at the Special Meeting. Each share of Common Stock entitles its holder to one vote. If you are a stockholder of record as of the Record Date, you will retain your right to vote at the Special Meeting even if you sell your shares of Common Stock after the Record Date.

Quorum

Under Pasithea’s bylaws, the holders of at least one third of all of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum at the Special Meeting.

Your shares of Common Stock will be counted toward the quorum requirement only if you submit a valid proxy (or one is submitted on your behalf by your bank, brokerage firm, dealer, trust company or other nominee) or if you vote in person by ballot at the Special Meeting. Votes cast against any proposal, abstentions and broker non-votes will be counted toward the quorum requirement.

Vote Required

Under Pasithea’s organizational documents, Proposals 1A-1E (the removal of one or more directors from office) require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote. Abstentions, if any, have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” this proposal. Based on the number of shares of Common Stock outstanding as of the Record Date, the holders of [●] shares of Common Stock must vote in favor in order for a director to be removed.

Under Pasithea’s organizational documents, Proposal 3 (the proposal to repeal certain provisions or amendments to the Bylaws) requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Common Stock. Abstentions, if any, have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” this proposal. Based on the number of shares outstanding as of the Record Date, the holders of [●] shares of Common Stock must vote in favor of the proposal to repeal any unilateral amendments to the Bylaws.

To our knowledge, with respect to any proposal other than Proposals 1A-1E and Proposal 3, including Proposal 2 and Proposal 4, such proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock entitled to vote on, and which are voted for, against or expressly abstained with respect to, the proposal. Abstentions, if any, will count as votes cast and will have the effect of a vote “AGAINST” such proposal. Broker non-votes, if any, will not count as votes cast and will have no effect.

We currently intend to deliver this Proxy Statement and a WHITE proxy card to a sufficient number of the outstanding shares of Common Stock to elect the Nominees and approve the proposals.

Pursuant to applicable SEC rules, Pasithea is required to announce the preliminary or final voting results within four business days of the Special Meeting by means of a Current Report on Form 8-K filed with the SEC.

Voting by Proxy

Please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided TODAY. The WHITE proxy card may also permit you to vote by telephone or over the Internet; if this is possible, instructions will be found on the WHITE proxy card.

If you hold your shares of Common Stock in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the WHITE proxy card for each account.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Special Meeting, we encourage you to vote the enclosed WHITE proxy card today so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Special Meeting in person, we recommend that you vote your WHITE proxy card so that your vote will be counted if you later decide not to attend the Special Meeting.

The enclosed WHITE proxy card may be signed only by holders of record of shares of Common Stock as of the close of business on the Record Date. If you were a stockholder of record as of the close of business on the Record Date, you will retain your voting rights at the Special Meeting even if you sell some or all of your shares of Common Stock after the Record Date. Accordingly, it is important that you vote all of the shares of Common Stock held by you as of the close of business on the Record Date, or grant a proxy to vote your shares of Common Stock on the enclosed WHITE proxy card, even if you sell some or all of your shares of Common Stock after the Record Date.

If you are a beneficial owner of shares of Common Stock held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, these proxy materials are being forwarded to you by your bank, brokerage firm, dealer, trust company or other nominee. As a beneficial owner, you must instruct your broker, dealer, trustee or nominee how to vote. Your broker, dealer, trustee or nominee cannot vote your shares of Common Stock on your behalf without your instructions.

If you are a beneficial owner of shares of Common Stock held in “street name” and do not provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee, your shares of Common Stock will not be voted on any proposal on which your bank, brokerage firm, dealer, trust company or other nominee does not have or does not exercise discretionary authority to vote, such as a non-routine matter for which you do not provide voting instructions. This is referred to as a “broker non-vote.” We believe that due to the contested nature of the election at the Special Meeting, all of the matters to be voted on at the Special Meeting are considered non-routine. Accordingly, banks, brokerage firms, dealers, trust companies and other nominees will be unable to exercise discretionary voting authority with respect to the election of directors or with respect to any of the proposals to be voted on at the Special Meeting.

Depending upon your bank, brokerage firm, dealer, trust company or other nominee, you may be able to vote either by telephone or over the Internet. Please refer to the enclosed WHITE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form.

Because a beneficial owner is not the stockholder of record, if you wish to vote your shares of Common Stock in person by ballot at the Special Meeting, you must obtain a “legal proxy” from the bank, brokerage firm, dealer, trust company or other nominee that holds your shares of Common Stock.

IMPORTANT

Regardless of how many shares of Common Stock you own, your vote is very important. Please vote by signing, dating and returning the enclosed WHITE proxy card.

Please vote each WHITE proxy card that you receive as each account must be voted separately.

Do not return any proxy card that you may receive from Pasithea, even as a protest vote. If you have already submitted a proxy card that you received from Pasithea, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy card will be counted.

Attending the Special Meeting

You are entitled to attend the Special Meeting if you are a stockholder of record as of the close of business on the Record Date.

If you are a beneficial owner of shares of Common Stock held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, in order for you to attend the Special Meeting, you must bring a letter or account statement showing that you beneficially own the shares of Common Stock held by your bank, brokerage firm, dealer, trust company or other nominee. To ensure that your shares of Common Stock are voted at the Special Meeting, you should promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf.

Pasithea may impose other procedures for attendance at the Special Meeting. Please review any instructions provided by Pasithea.

Revocation of Proxies

If you are a record owner of shares of Common Stock as of the close of business on the Record Date and have mailed a proxy card to Pasithea, you may revoke that card before it is voted at the Special Meeting by mailing a signed WHITE proxy card bearing a date later than the proxy card that you delivered to Pasithea either to the Concerned Stockholders in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or to such address as Pasithea may provide. Only your latest signed and dated proxy will count and will serve as a revocation of any prior proxy submitted. Proxies may also be revoked at any time prior to being voted at the Special Meeting by: (1) attending the Special Meeting and voting in person by ballot (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy); or (2) delivering a written notice of revocation. A written revocation may be in any form validly signed by the record holder or an authorized agent of the record holder as long as it clearly states that the proxy previously given is no longer effective. A written notice of revocation may be delivered either to the Concerned Stockholders in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or to such address as Pasithea may provide. Although a revocation is effective if delivered to Pasithea, we request that you mail or deliver either the original or a copy of any revocation to the Concerned Stockholders in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820. The Concerned Stockholders may contact stockholders who have revoked their proxies.

If your shares of Common Stock are held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee and you wish to revoke a proxy card, you must return a later dated proxy to your bank, brokerage firm, dealer, trust company or other nominee. Only your latest signed and dated proxy will count. You may also revoke a proxy at any time before it is voted at the Special Meeting by attending the Special Meeting and voting in person by ballot (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). You will also need to obtain a “legal proxy” from the bank, brokerage firm, dealer, trust company or other nominee that holds your shares of Common Stock in order to vote in person by ballot at the Special Meeting.

By submitting your proxy to the Concerned Stockholders by signing and dating the enclosed WHITE proxy card, you are revoking all prior proxies that you have previously given with respect to the Special Meeting.

SOLICITATION OF PROXIES

The initial solicitation of proxies by mail may be supplemented by telephone, fax, email, newspapers and other publications of general distribution, through the Internet, and by personal solicitation by the Concerned Stockholders and the persons listed on Annex A who are “participants” in the solicitation of proxies. No additional compensation for soliciting proxies will be paid to such participants for their proxy solicitation efforts.

We have retained InvestorCom for solicitation and advisory services in connection with the solicitation of proxies, for which InvestorCom is to receive a fee of up to [●]. Up to [●] people may be employed by InvestorCom in connection with the solicitation of proxies. We have also agreed to reimburse InvestorCom for out-of-pocket expenses and to indemnify InvestorCom against certain liabilities and expenses, including reasonable legal fees and related charges. InvestorCom will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders.

The Concerned Stockholders’ expenses related to the solicitation of proxies are currently estimated to be approximately $[●], of which approximately $[●] has been incurred to date. Such costs include, among other things, expenditures for attorneys, public relations advisors, proxy solicitors, printing, advertising, postage and other miscellaneous expenses and fees. The entire expense of soliciting proxies by or on behalf of the Concerned Stockholders is being borne by the Concerned Stockholders. Banks, brokerage firms, dealers, trust companies and other nominees will be requested to forward solicitation materials to beneficial owners of shares of Common Stock. The Concerned Stockholders will reimburse banks, brokerage firms, dealers, trust companies and other nominees for their reasonable expenses for sending solicitation material to beneficial owners.

To the extent legally permissible, if successful in its solicitation of proxies at the Special Meeting, then the Concerned Stockholders currently intend to seek reimbursement from Pasithea for the costs of such solicitations. The Concerned Stockholders do not currently intend to submit the question of such reimbursement to a vote of the stockholders of Pasithea.

OTHER MATTERS

Miscellaneous

Except as set forth in this Proxy Statement, we are not aware of any other proposals to be considered at the Special Meeting. However, if we learn of any other proposals made a reasonable time before the Special Meeting, we will either (1) supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on the proposal; or (2) not exercise discretionary authority with respect to the proposal. If other proposals are made after a reasonable time before the Special Meeting, the proxy holders will vote their proxies in their discretion on such proposals.

Interests of Participants in the Solicitation

This solicitation is being conducted by the Concerned Stockholders. The information in this Proxy Statement and in Annex A about the other persons listed on Annex A who are “participants” in the solicitation by the Concerned Stockholders was provided by that participant.

Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement and the WHITE proxy card are available at http://www.icommaterials.com/ktta.

Certain Information Regarding Pasithea

Based on information publicly disclosed by Pasithea, its principal executive office is located at 1111 Lincoln Road, Suite 500, Miami Beach, Florida 33139.

Pasithea is subject to the periodic reporting requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Pasithea with the SEC may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

Except as otherwise stated in this Proxy Statement, the information in this Proxy Statement concerning Pasithea has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Concerned Stockholders have no knowledge that would indicate that statements relating to Pasithea contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, the Concerned Stockholders were not involved in the preparation of such information and are not in a position to verify such information and statements. All information relating to any person other than the participants is based only on the knowledge of the Concerned Stockholders.

Stockholder Nominations and Proposals for the 2023 Annual Meeting

Pasithea has provided the following disclosure related to the submission of stockholder proposals for the 2023 Annual Meeting of Stockholders. This information is reprinted verbatim from Pasithea’s public disclosures.

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our Fiscal 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2023 annual meeting must notify us no earlier than February 24, 2023 and no later than March 27, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, or by email at lwilson@insitecony.com.

The information set forth above is provided by Pasithea. The reprinting of this information in this Proxy Statement should not be construed as an admission by the Concerned Stockholders that such procedures are legal, valid or binding.

CERTAIN EFFECTS OF THE SOLICITATION

If the Concerned Stockholders are successful in calling the Special Meeting, and if stockholders remove some or all of Pasithea’s directors at the Special Meeting, that removal may have certain effects on Pasithea’s material contracts. We have summarized these effects below; all information is based on disclosures made by Pasithea. It is important to understand that requesting the call of the Special Meeting, in and of itself, will not result in any of these effects.

●	Under Pasithea’s 2021 Stock Incentive Plan (the “Plan”), it is possible that the Board could determine that the removal of some or all directors gives rise to circumstances that allow the Board to accelerate the vesting of the equity awards issued pursuant to the Plan. The Plan grants substantial latitude to the Board in this regard.

●	Pasithea’s collaboration agreements with Purecare Limited and Portman Health each provide that it may be terminated by either party in the event of a change of control of the other party. The term “change of control” is not defined in these agreements. As such, it is unclear what would constitute a change of control for purposes of these agreements.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain certain statements that are “forward looking” in nature, and stockholders should be aware that any such forward-looking statements are only predictions and subject to risks and uncertainties that exist in the business environment and that could render actual outcomes and results materially different from that predicted. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “plan,” “expect,” “intend” or “believe” or the negative of such terms or other comparable terminology. You should not place undue reliance on any such statements, and any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements. There can be no assurance that the actual results or developments anticipated by the Concerned Stockholders will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Pasithea or its business, operations or financial condition. Except to the extent required by applicable law, the Concerned Stockholders undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

OTHER INFORMATION

The information concerning Pasithea contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. As of the date of this Proxy Statement, the Concerned Stockholders have no knowledge that would indicate that statements relating to Pasithea contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete. The Concerned Stockholders do not take any responsibility for the accuracy or completeness of such information or for any failure by Pasithea to disclose events that may have occurred and may affect the significance or accuracy of any such information.

This Proxy Statement is dated [●], 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

YOUR PROMPT ACTION IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TODAY. YOU MUST SIGN AND DATE THE WHITE PROXY CARD IN ORDER FOR IT TO BE VALID.

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, the Concerned Stockholders are “participants” with respect to their solicitation of special meeting request cards. The following sets forth certain information about the persons and entities who are participants.

Information Concerning the Concerned Stockholders

Concord IP2 Ltd. (“Concord”) is a corporation organized under the laws of the Province of Ontario. The principal address of Concord is c/o Concord Investment Partners Ltd., 60 St. Clair Avenue East, Suite 702, Toronto, ON, M4T 1N5 Canada. The principal business of Concord is investing in securities. Concord is the direct beneficial owner of 191,321 shares of Common Stock.

Elderhill Corporation (“Elderhill”) is a corporation organized under the laws of the Province of Ontario. The principal address of Concord is c/o Concord Investment Partners Ltd., 60 St. Clair Avenue East, Suite 702, Toronto, ON, M4T 1N5 Canada. The principal business of Elderhill is investing in securities. Elderhill is the direct beneficial owner of 35,200 shares of Common Stock.

David Delaney is a citizen of Canada. The principal occupation of Mr. Delaney is serving as the President and Chief Executive Officer of Concord Investment Partners Ltd. Mr. Delaney is the sole officer and director of each of Concord and Elderhill.

Leonite Capital LLC (“Leonite”) is a Delaware limited liability company. The principal address of Leonite is 1 Hillcrest Center Drive Suite 232 Spring Valley, NY 10977. The principal business of Leonite is serving as a holding company for a family office. Leonite is the direct beneficial owner of 1,034,702 shares of Common Stock.

Leonite Fund I, LP (“Leonite Fund”) is a Delaware limited partnership. The principal address of Leonite Fund is 1 Hillcrest Center Drive Suite 232 Spring Valley, NY 10977. The principal business of Leonite Fund is investing in securities. The general partner of Leonite Fund is Leonite Advisors LLC (“Leonite Advisors”). Leonite Fund is the direct beneficial owner of 154,644 shares of Common Stock.

Avi Geller is a citizen of the United States of America. The principal occupation of Mr. Geller is serving as chief investment officer of Leonite and managing member of Leonite Advisors.

Camac Fund, LP (“Fund”) is a Delaware limited partnership. The principal address of Fund is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Fund is acting as an investment fund. Fund is the direct beneficial owner of 1,724,058 shares of Common Stock.

Camac Partners, LLC (“Partners”) is a Delaware limited liability company. The principal address of Partners is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Partners is acting as the investment manager of Fund. Partners, as the investment manager of Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Partners disclaims beneficial ownership of such shares for all other purposes.

A-1

Camac Capital, LLC (“Capital”) is a Delaware limited liability company. The principal address of Capital is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Capital is acting as general partner for Fund. Capital, as general partner for Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Capital disclaims beneficial ownership of such shares for all other purposes.

Eric Shahinian is a citizen of the United States of America. The principal occupation of Mr. Shahinian is investing in securities in his capacity as managing member for Capital and Partners. Mr. Shahinian, as the managing member of Capital and Partners, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Mr. Shahinian disclaims beneficial ownership of such shares for all other purposes.

Certain Information Regarding Ownership of Common Stock by the Participants

Except as described in this Proxy Statement, no associates of the participants beneficially own any shares of Common Stock. None of the participants or any of their respective associates owns any shares of Common Stock of record that such person or entity does not own beneficially. None of the participants or any of their respective associates beneficially own any other securities of Pasithea.

Transactions in Pasithea’s Securities by the Participants

During the two years prior to September 16, 2022, the participants purchased or sold the following securities of Pasithea. Except as disclosed in this Proxy Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Entity	Date	Quantity	Nature of Transaction
Concord IP2 Ltd.	04/21/2022	293	(1)
Concord IP2 Ltd.	04/21/2022	746	(1)
Concord IP2 Ltd.	04/21/2022	15,000	(1)
Concord IP2 Ltd.	04/21/2022	4,200	(1)
Concord IP2 Ltd.	04/21/2022	226	(1)
Concord IP2 Ltd.	04/21/2022	2,000	(1)
Concord IP2 Ltd.	04/21/2022	3,865	(1)

A-2

Concord IP2 Ltd.	04/21/2022	6,135	(1)
Concord IP2 Ltd.	04/21/2022	3,590	(1)
Concord IP2 Ltd.	05/12/2022	155,266	(2)
Elderhill Corporation	04/21/2022	10,000	(1)
Elderhill Corporation	04/22/2022	5,000	(1)
Elderhill Corporation	04/25/2022	2,990	(1)
Elderhill Corporation	04/26/2022	4,614	(1)
Elderhill Corporation	04/27/2022	400	(1)
Elderhill Corporation	04/28/2022	1,000	(1)
Elderhill Corporation	04/29/2022	5,000	(1)
Elderhill Corporation	05/02/2022	132	(1)
Elderhill Corporation	05/03/2022	6,064	(1)
Leonite Capital LLC	03/02/2022	66,116	(1)
Leonite Capital LLC	03/03/2022	100,781	(1)
Leonite Capital LLC	03/04/2022	108,103	(1)
Leonite Capital LLC	03/07/2022	60,000	(1)
Leonite Capital LLC	03/08/2022	58,000	(1)
Leonite Capital LLC	03/09/2022	57,000	(1)
Leonite Capital LLC	03/10/2022	25,000	(1)
Leonite Capital LLC	03/11/2022	25,000	(1)
Leonite Capital LLC	03/22/2022	44,425	(1)
Leonite Capital LLC	03/23/2022	29,525	(1)
Leonite Capital LLC	03/24/2022	45,550	(1)
Leonite Capital LLC	03/25/2022	43,643	(1)
Leonite Capital LLC	03/28/2022	45,594	(1)
Leonite Capital LLC	03/29/2022	52,700	(1)

A-3

Leonite Capital LLC	03/30/2022	73,672	(1)
Leonite Capital LLC	03/31/2022	64,593	(1)
Leonite Capital LLC	04/04/2022	30,000	(1)
Leonite Capital LLC	04/05/2022	40,000	(1)
Leonite Capital LLC	04/06/2022	35,000	(1)
Leonite Capital LLC	05/02/2022	30,000	(1)
Leonite Fund I, LP	08/18/2022	100,000	(1)
Leonite Fund I, LP	08/19/2022	54,644	(1)
Camac Fund LP	05/31/2022	77,879	(1)
Camac Fund LP	06/01/2022	62,341	(1)
Camac Fund LP	06/02/2022	35,371	(1)
Camac Fund LP	06/03/2022	39,213	(1)
Camac Fund LP	06/06/2022	55,940	(1)
Camac Fund LP	06/10/2022	5,610	(1)
Camac Fund LP	06/13/2022	18,900	(1)
Camac Fund LP	06/14/2022	20,334	(1)
Camac Fund LP	06/16/2022	30,254	(1)
Camac Fund LP	06/17/2022	21,803	(1)
Camac Fund LP	06/21/2022	30,601	(1)
Camac Fund LP	06/22/2022	6,500	(1)
Camac Fund LP	06/23/2022	150	(1)
Camac Fund LP	06/24/2022	504,656	(1)
Camac Fund LP	06/29/2022	96	(1)
Camac Fund LP	06/30/2022	100	(1)
Camac Fund LP	07/05/2022	177,594	(1)
Camac Fund LP	07/06/2022	27,842	(1)

A-4

Camac Fund LP	07/07/2022	1,095	(1)
Camac Fund LP	07/14/2022	3,540	(1)
Camac Fund LP	07/27/2022	47,916	(1)
Camac Fund LP	07/29/2022	456	(1)
Camac Fund LP	08/01/2022	25,806	(1)
Camac Fund LP	08/02/2022	49,275	(1)
Camac Fund LP	08/03/2022	81,290	(1)
Camac Fund LP	08/09/2022	131,994	(1)
Camac Fund LP	08/17/2022	155,773	(1)
Camac Fund LP	08/29/2022	5,000	(1)
Camac Fund LP	08/30/2022	17,828	(1)
Camac Fund LP	09/01/2022	55,646	(1)
Camac Fund LP	09/02/2022	11,507	(1)
Camac Fund LP	09/06/2022	21,748	(1)

1) Open market purchase of shares of Common Stock.
2) Private purchase of shares of Common Stock.

Miscellaneous Information Concerning the Participants

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, no participant or any of such participant’s associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Annex A or otherwise disclosed in this Proxy Statement, no participant or any of such participant’s associates is either a party to any transaction or series of similar transactions in the last fiscal year, or any currently proposed transaction or series of similar transactions (1) to which Pasithea or any of its subsidiaries was or is to be a party; (2) in which the amount involved exceeds $120,000; and (3) in which such participant or associate had or will have a direct or indirect material interest. None of the participants have been convicted in a criminal proceeding during the past 10 years.

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, no participant or any of such participant’s associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with Pasithea or its affiliates, or (2) any future transactions to which Pasithea or any of its affiliates will or may be a party.

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the participants or any of such participant’s associates within the past year with any person with respect to any of Pasithea’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, no participant nor any of such participant’s associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting.

A-5

IMPORTANT

PLEASE REVIEW THIS PROXY STATEMENT AND
THE ENCLOSED MATERIALS CAREFULLY.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR
HOW FEW SHARES OF COMMON STOCK YOU OWN.

1. If you hold your shares of Common Stock on the books and records of Pasithea in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience. The WHITE proxy card may also permit you to vote by telephone or over the Internet; if this is possible, instructions will be found on the WHITE proxy card.

2. If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to vote your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions on the enclosed WHITE voting instruction form to provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE voting instruction form.

3. If you have previously signed and returned a proxy card to Pasithea, you have every right to change your vote. Only your latest signed and dated proxy card will be counted. You may revoke any proxy card already sent to Pasithea by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting or by voting in person by ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

4. After voting the enclosed WHITE proxy card, do not sign or return a proxy card unless you intend to change your vote. Only your latest signed and dated proxy will be counted.

5. Please vote each and every WHITE proxy card and WHITE voting instruction form that you receive as each account must be voted separately.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares of Common Stock, please contact:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

PRELIMINARY FORM OF PROXY CARD—SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

▼TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND

SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

FORM OF PROXY CARD—WHITE

SPECIAL MEETING OF STOCKHOLDERS

PASITHEA THERAPEUTICS CORP.

THIS PROXY IS SOLICITED BY THE CONCERNED STOCKHOLDERS AND NOT BY OR ON

BEHALF OF THE BOARD OF DIRECTORS OF PASITHEA THERAPEUTICS CORP. (THE “BOARD”)

The undersigned stockholder of Pasithea Therapeutics Corp., a Delaware corporation (“Pasithea”), constitutes and appoints David Delaney, Avi Geller and Eric Shahinian, and each of them, each with full power of substitution and re-substitution, as the agent of the undersigned (such agents, together with each substitute appointed, if any, collectively, the “Designated Agents”) to represent and to vote, in respect of all shares of common stock, par value $0.0001 per share (the “Common Stock”), of Pasithea owned by the undersigned, as designated on the reverse side of this proxy, at the Special Meeting of Stockholders of Pasithea to be held at [●], on [●], 2022, at [●], and at any adjournments, postponements or other delays thereof (the “Special Meeting”).

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

This proxy revokes all prior proxies given by the undersigned with respect to the Special Meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY TODAY.

(continued, and to be signed and dated, on the reverse side)

Please take a moment now to vote your shares of Pasithea’s
common stock for the Special Meeting.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY.

Vote by Mail—Please sign, date and return this WHITE proxy card in the postage paid envelope provided, or mail it to: Concerned Stockholders, c/o InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820.

▼PLEASE DETACH PROXY CARD HERE AND SIGN, DATE

AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☒

PROPOSALS 1A-1E— Removal of Existing Directors

1A.	To remove Dr. Tiago Reis Marques as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

☐	FOR REMOVAL	☐	AGAINST	☐	ABSTAIN

1B.	To remove Alfred Novak as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

☐	FOR REMOVAL	☐	AGAINST	☐	ABSTAIN

1C.	To remove Professor Lawrence Steinman as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

☐	FOR REMOVAL	☐	AGAINST	☐	ABSTAIN

1D.	To remove Simon Dumesnil as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

☐	FOR REMOVAL	☐	AGAINST	☐	ABSTAIN

1E.	To remove Dr. Emer Leahy as a director of Pasithea (and any other person who is elected, appointed or designated to fill a vacancy in the Board seat held by such person at any time prior to the time that any of the actions proposed by this Proxy Statement become effective).

☐	FOR REMOVAL	☐	AGAINST	☐	ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 1A-1E.

PROPOSAL 2—Filling of Vacancies on the Board

2.	To approve a proposal related to the filling of vacancies on the Board that arise as a result of the removal of one or more directors by stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3—Reversal of Any Unilateral Bylaw Amendments

3.	To repeal each provision or amendment of Pasithea’s bylaws adopted by the Board without the approval of the stockholders after April 13, 2021 (the last date that the bylaws were publicly disclosed by Pasithea), and prior to the approval of this proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4—Adjournment of Special Meeting

4.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the matters to be considered at the Special Meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

THIS PROXY IS VALID ONLY WHEN SIGNED.

Dated: ____________, 2022

Printed Name of Stockholder

Signature of Stockholder (and title, if any)

Signature of Stockholder (if held jointly)

Please sign exactly as your name or names appear on the stock certificate or on the attached label. If shares of common stock are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS WHITE PROXY CARD.

A POSTAGE-PAID ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.